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                                                                EXHIBIT 26(E)(5)

POLICY CHANGE APPLICATION PART 1
UNDERWRITING REQUIRED

INDIVIDUAL LIFE INSURANCE

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
MINNESOTA LIFE INSURANCE COMPANY - A Securian Company                                                                         [LOGO]
Individual Life Policy Administration . 400 Robert Street North . St. Paul, Minnesota 55101-2098
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
A. REQUEST            Policy number(s)                            Insured name (last, first, middle)
   INFORMATION
                      Money submitted with application            Effective date of change
   MAKE ALL CHECKS    $_______________________________            [ ] Current Date  [ ] Date Of Next EFT/APP Draw
   PAYABLE TO         [ ] Receipt Given                           [ ] Specific Date (Indicate mm/yy and reason) ____________________
   MINNESOTA LIFE.

B. OWNER              Owner name (last, first, middle)
   INFORMATION
                      Telephone number                        [ ] Primary       E-mail address
                                                              [ ] Secondary

C. ADDRESS            [ ] Change Owner Home Address
   ADJUSTMENTS        [ ] Add/Change Mailing Address (Check One):
                          [ ] Premium Notices Only  [ ] All Correspondence Other Than Premium Notice  [ ] All Mail

                      Name (last, first, middle)

                      Address

                      City                                                       State           Zip

D. FACE AMOUNT        [ ] Change Face Amount: $_________________________________
   ADJUSTMENTS            (Unless otherwise indicated, for Adjustable products, we will maintain the premium and adjust the plan.)

                      [ ] Cost Of Living Alternate Exercise  [ ] AIO/AIOW/FAIA/GIO Exercise
                      [ ] Inflation Agreement Exercise           [ ] Alternate Option Date:_______________(Attach Proof)

E. PREMIUM AND        PREMIUM ADJUSTMENT
   BILLING            [ ] Change TOTAL ANNUAL Planned Premium Amount: $_________________________________(Unless otherwise indicated,
   INFORMATION            for Adjustable products, we will maintain the face amount and adjust the plan.)

   IF PREMIUM         PAYMENT METHOD
   DEPOSIT ACCOUNT    [ ] Annual                      [ ] Monthly Electronic Funds Transfer (EFT/APP) Plan Number:________
   (PDA) IS SELECTED,                                     (If new plan, submit EFT/APP Authorization)
   A COMPLETED W-9    [ ] Semi-Annual                 [ ] List Bill Plan Number:_____________________
   REQUEST FOR                                            (If new plan, submit List Bill form)
   TAXPAYER           [ ] Quarterly                   [ ] Payroll Deduction Plan (PRD) Plan Number:_______________________
   IDENTIFICATION                                     [ ] Premium Deposit Account (PDA)
   NUMBER AND
   CERTIFICATION      SOURCE OF FUNDS
   IS REQUIRED.       [ ] Earnings                    [ ] Retirement Funds (401K, IRA, Roth IRA, etc.)
                      [ ] Existing Insurance          [ ] Sale of Investments
                      [ ] Gift/Inheritance            [ ] Savings
                      [ ] Home Equity                 [ ] Other_________________________


                      ADDITIONAL PREMIUM (THIS INCLUDES NON-REPEATING PREMIUMS)
                          Amount $_____________  [ ] Increase Face  [ ] Do Not Increase Face

                      BILLABLE NON-REPEATING PREMIUM (BILLABLE NRP)
                      (If base premium is paid through a list bill, the NRP must also be billed through the same list bill.)
                          [ ] Add billable NRP
                          [ ] Remove billable NRP

                          Total Annual Billable NRP $______________
                          (Minimum annual $600 NRP required. Minimum annual $2,400 base premium required.)
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F59538  Rev 2-2014

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
E. PREMIUM AND        BILLABLE NON-REPEATING PREMIUM (BILLABLE NRP) PAYMENT METHOD
   BILLING            Payment Method
   INFORMATION              [ ] Annual  [ ] Monthly Electronic Funds Transfer (EFT/APP)  Plan Number____________________
   (CONTINUED)                              (If new plan, submit EFT/APP Authorization)
                            [ ] Semi-Annual  [ ] Payroll Deduction Plan (PRD) Plan Number_______________________________
                            [ ] Quarterly

F. PLAN               [ ] Change Plan Of Insurance:  [ ] Life At Age:_____________ [ ] Protection To Age:_______________
   ADJUSTMENTS            (Unless otherwise indicated, for Adjustable products, we will maintain the face amount and adjust the premium.)

G. PARTIAL            [ ] Partial Surrender to Cash: $_________________________or  [ ] Max Amount
   SURRENDERS         [ ] Partial Surrender to Eliminate Policy Loan (Dividend additions and accumulations will be surrendered first)
                      The death benefit amount will be reduced. To maintain current face amount check below (underwriting is required):
                      [ ] Maintain Face Amount

                      IF A CORRECT SOCIAL SECURITY OR TAX ID NUMBER IS NOT PROVIDED, THE IRS REQUIRES MINNESOTA LIFE TO WITHHOLD 10%
                      OF ANY TAXABLE GAIN, IRRESPECTIVE OF THE WITHHOLDING ELECTION. THIS APPLIES TO ALL PARTIAL SURRENDERS AND LOAN
                      ELIMINATIONS WITH A TAXABLE GAIN. COMPLETE WITHHOLDING SECTION, AND ENTER SOCIAL SECURITY NUMBER AND TAX ID
                      NUMBER BELOW.
                      [ ] Yes, I elect withholding
                      [ ] No, I do not elect withholding

                      Owner's Social Security number/tax ID number

H. SYSTEMATIC         [ ] Partial Surrender
   DISTRIBUTIONS      [ ] Partial Surrender to basis then loans - Select loan type for products that offer both fixed interest rate loans, indexed interest rate loans and variable interest rate loans. (Defaults to fixed interest rate loan if none selected)
                          [ ] Fixed Loan Interest Rate  [ ] Indexed Loan Interest Rate  [ ] Variable Loan Interest Rate
                      Amount of Distribution $_______________________________ Start Date of Distributions __________________________
                      Frequency: [ ] Monthly or [ ] Annually    Monthly Distribution Day: [ ] 10th or [ ] 20th

I. OTHER              [ ] CHANGE DEATH BENEFIT OPTION TO:                                             [ ] CHANGE DIVIDEND OPTION TO:
   ADJUSTMENTS            [ ] Level [ ] Increasing [ ] Sum of Premiums
                      The Increasing Death Benefit Option generally requires underwriting. If
   IF ACCUMULATION    changing from Level Death Benefit Option the face amount will decrease.             __________________________
   AT INTEREST        To maintain current face amount check below (underwriting is required):
   DIVIDEND OPTION
   IS SELECTED, A     [ ] Maintain Face Amount
   COMPLETED W-9
   REQUEST FOR        [ ] IMPROVE RISK CLASS
   TAXPAYER               [ ] Maintain current annual premium [ ] Reduce current annual premium
   IDENTIFICATION
   NUMBER AND         [ ] ADD NON-SMOKER/NON-TOBACCO DESIGNATION
   CERTIFICATION      I understand that a material misrepresentation, including but not limited to, statements regarding my smoker
   IS REQUIRED.       status or tobacco use, may result in the cancellation of insurance and nonpayment of any claim.

                      Has the proposed insured smoked cigarettes in the past 12 months?                              [ ] Yes  [ ] No
                      Has the proposed insured ever smoked cigarettes?                                               [ ] Yes  [ ] No
                      If yes, complete the table below.
                      Current smoker        Past smoker        Packs per day        Date last cigarette smoked (mm, dd, yy)
                           [ ]                  [ ]

                      Has the proposed insured used tobacco or nicotine of any kind, other than cigarettes,          [ ] Yes  [ ] No
                      in any form, in the last 12 months?
                      Has the proposed insured ever used tobacco or nicotine of any kind, other than cigarettes      [ ] Yes  [ ] No
                      in any form?
                      If yes, complete the table below.
                      What type        Current user        Past user        How much        Date of last use (mm, dd, yy)
                                            [ ]               [ ]

                      [ ] REINSTATE
                          I understand that this application will be attached to and considered part of the policy to which it applies. Also, I understand that this policy will be contestable, as to representations in this application, from the date of reinstatement for the time period stated in the incontestable provision of the policy.

                     AUTOMATIC PREMIUM LOAN PROVISION  [ ] Add  [ ] Remove
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                                                             F59538-2 Rev 2-2014

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
J. CONVERSIONS        TYPE:
                      [ ] Full conversion
   IF PREMIUM         [ ] Partial conversion face amount $________________
   DEPOSIT ACCOUNT        [ ] Surrender balance [ ] Retain balance
   (PDA) IS SELECTED, [ ] Convert term insurance into an existing policy
   A COMPLETED W-9        Existing policy number __________________________
   REQUEST FOR        [ ] Convert term agreement
   TAXPAYER               Term agreement __________________________________ Insured name __________________________________
   IDENTIFICATION
   NUMBER AND         TOTAL ANNUAL PREMIUM
   CERTIFICATION IS   [ ] Premium amount $________________
   REQUIRED.              Estimated 1035 Exchange $_________________
                          (SUBMIT 1035 EXCHANGE AGREEMENT FORM)

                      PAYMENT METHOD
                      [ ] Annual                         [ ] Monthly Electronic Funds Transfer (EFT/APP) Plan Number:_______________
                                                             (If new plan, submit EFT/APP Authorization)
                      [ ] Semi-Annual                    [ ] List Bill Plan Number:_______________
                                                             (If new plan, submit List Bill form)
                      [ ] Quarterly                      [ ] Payroll Deduction Plan (PRD) Plan Number:_______________
                                                         [ ] Premium Deposit Account (PDA)

                      SOURCE OF FUNDS
                      [ ] Earnings                       [ ] Retirement Funds (401K, IRA, Roth IRA, etc.)
                      [ ] Existing Insurance             [ ] Sale of Investments
                      [ ] Gift/Inheritance               [ ] Savings
                      [ ] Home Equity                    [ ] Other________________________________

                      CONVERSION AND/OR PREMIUM CREDITS:
                      [ ] Apply as premium               [ ] Apply as additional premium             [ ] Refund

                      PRODUCT:
                      [ ] Accumulator Universal Life                 [ ] ML Premier Variable Universal Life
                      [ ] Accumulator Variable Universal Life        [ ] Omega Builder Indexed Universal Life
                      [ ] Eclipse Indexed Universal Life             [ ] Secure Accumulator Whole Life
                      [ ] Eclipse Protector Indexed Universal Life   [ ] Secure Protector Whole Life
                      [ ] Other_______________________________________________________________________________

                      DEATH BENEFIT QUALIFICATION TEST: (FOR UNIVERSAL LIFE PRODUCTS ONLY. IF NONE SELECTED, THE DEFAULT IS GPT.)
                      [ ] Guideline Premium Test (GPT)   [ ] Cash Value Accumulation Test (CVAT)

                      DEATH BENEFIT OPTION: (IF NONE SELECTED, THE DEFAULT IS LEVEL)
                      [ ] Level  [ ] Increasing  [ ] Sum of Premiums

                      [ ] CHANGE DIVIDEND OPTION TO _________________________________________
                          (FOR WHOLE LIFE, THE DEFAULT DIVIDED OPTION IS PAID-UP ADDITIONS IF NONE SELECTED)

                      [ ] TRANSFER ALL AGREEMENTS TO THE NEW POLICY
                          (IF ANY AGREEMENTS WILL BE ADDED OR REMOVED TO THE NEW POLICY, COMPLETE SECTION K)

                      AUTOMATIC PREMIUM LOAN (APL) Provision is automatically added at conversion, if available for the product, unless indicated here:  [ ] Omit Automatic Premium Loan Provision

                      INDEXED LOAN AGREEMENT is automatically added at conversion, if available for the product, unless indicated
                      here:  [ ] Omit Indexed Loan Agreement.

                      Is this policy being funded via a premium financing loan or with funds borrowed, advanced or paid from another person or entity?  [ ] Yes  [ ] No
                      If yes, submit the Premium Financing Advisor Attestation and Premium Financing Client Disclosure forms.

                      REQUEST FOR ILLUSTRATION - CHOOSE ONE OF THE FOLLOWING:
                      [ ] I certify an illustration matching the policy applied for was presented to the owner/applicant and a signed copy is included with this application. The owner/applicant has received a copy.
                      [ ] I certify an illustration was presented or provided to the owner/applicant, but is different from the policy applied for. An illustration conforming to the policy as issued will be provided to the owner/applicant no later than at the time of policy delivery.
                      [ ] I certify no illustration conforming to the policy as applied for was shown or provided to the owner/applicant prior to or at the time of taking this application. An illustration conforming to the policy as issued will be provided to the owner/applicant no later than at the time of policy delivery.

                                                             F59538-3 Rev 2-2014

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
K. ADDITIONAL        [ ] MAINTAIN Current Annual Premium                                                      CHANGE         NEW
   AGREEMENTS        [ ] CHANGE Current Annual Premium Accordingly                   ADD        REMOVE        AMOUNT        AMOUNT
                                                                                     ---        ------        ------        ------
   SELECT ONLY       Accelerated Benefit Agreement                                   [ ]          [ ]
   THOSE AGREEMENTS  (Submit ABA Outline of Coverage form)
   AVAILABLE ON THE  Accidental Death Benefit Agreement*                             [ ]          [ ]
   PRODUCTS APPLIED  Additional Insurance Agreement*                                 [ ]          [ ]           [ ]         $_____
   FOR.              Adjustable Survivorship Life Agreement                          [ ]          [ ]           [ ]         $_____
                     (Complete Application for Designated Life)
   IF PREMIUM        Benefit Distribution Agreement                                               [ ]
   DEPOSIT ACCOUNT   Business Continuation Agreement                                 [ ]          [ ]           [ ]         $_____
   (PDA) IS          (Complete Application for Designated Life)
   SELECTED, A       Children's Term or Family Term Children's Agreement             [ ]          [ ]           [ ]         $_____
   COMPLETED W-9     (Submit Family/Children's Term Application)
   REQUEST FOR       Cost of Living Agreement                                        [ ]          [ ]
   TAXPAYER          Death Benefit Guarantee Agreement*                              [ ]          [ ]
   IDENTIFICATION    Early Values Agreement*                                         [ ]
   NUMBER AND        Enhanced Guaranteed Agreement*                                  [ ]          [ ]
   CERTIFICATION     Enhanced Guaranteed Choice Agreement                            [ ]          [ ]
   IS REQUIRED.      Estate Preservation Agreement*                                  [ ]          [ ]
                     Estate Preservation Choice Agreement                            [ ]          [ ]
                     _____________________(Designated Life)
                     Exchange of Insureds Agreement                                  [ ]          [ ]
                     Extended Conversion Agreement                                                [ ]
                     Extended Maturity Agreement                                     [ ]          [ ]
                     Face Amount Increase Agreement                                  [ ]          [ ]           [ ]         $_____
                     Family Term - Spouse Agreement                                  [ ]          [ ]           [ ]         $_____
                     (Submit Family/Children's Term Application)
                     First to Die Agreement                                                       [ ]           [ ]         $_____
                     Flexible Term Agreement*                                        [ ]          [ ]           [ ]         $_____
                        [ ] 10-year  [ ] 20-year
                     Guaranteed Income Agreement                                     [ ]          [ ]
                     Guaranteed Insurability Option Agreement                        [ ]          [ ]
                     Guaranteed Insurability Option Agreement with Waiver            [ ]          [ ]
                     Guaranteed Protection Waiver                                    [ ]          [ ]
                     Income Protection Agreement*                                    [ ]
                     (Submit IPA Supplemental Application)
                     Indexed Loan Agreement                                          [ ]          [ ]
                     Inflation Agreement/Rider                                       [ ]          [ ]
                     Interest Accumulation Agreement*                                [ ]          [ ]           [ ]         _____%
                     Long-Term Care Agreement                                        [ ]          [ ]           [ ]         $_____
                     (Submit LTC Supplemental Application)
                     Overloan Protection Agreement                                   [ ]          [ ]
                     Performance Death Benefit Guarantee Agreement*                  [ ]          [ ]
                     Policy Enhancement Agreement                                    [ ]          [ ]           [ ]         _____%
                     (Indicate a whole number from 3 to 10%)
                     Policy Split Agreement                                                       [ ]
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                                                             F59538-4 Rev 2-2014

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
K. ADDITIONAL                                                                                                 CHANGE         NEW
   AGREEMENTS                                                                        ADD        REMOVE        AMOUNT        AMOUNT
   CONTINUED                                                                         ---        ------        ------        ------
                    Premium Deposit Account Agreement                                [ ]          [ ]
                    (Submit Premium Deposit Account Information form)
                    Single Life Term Agreement                                                    [ ]           [ ]         $_____
                    Single Premium Paid Up Additional Insurance Agreement            [ ]          [ ]
                    Surrender Value Enhancement Agreement*                           [ ]          [ ]
                    Term Insurance Agreement*                                        [ ]          [ ]
                    Waiver of Charges Agreement                                      [ ]          [ ]
                    Waiver of Premium Agreement                                      [ ]          [ ]
                    Other:________________________________
                    * Can only be added when converting term insurance to a new policy.

L. IN FORCE         Excluding this policy, does the Insured have any life insurance, annuity or mutual fund in       [ ] Yes  [ ] No
   AND REPLACEMENT  force or pending, including life insurance sold or assigned, or is in the process of being sold or assigned, to a life settlement, viatical or secondary market provider? If yes, provide
   SUBMIT           details in the chart below.
   APPROPRIATE      Excluding this policy, has there been, or will there be, replacement of any existing life        [ ] Yes  [ ] No
   REPLACEMENT      insurance, annuity or mutual fund, as a result of this application? (Replacement includes,
   FORMS            but is not limited to, a lapse, surrender, 1035 Exchange, loan, withdrawal, or other change
   (NOT NEEDED      to any existing life insurance or annuity.) If yes, provide details in the chart below.
   IF REPLACING
   GROUP COVERAGE). Please indicate all coverage currently in force, or that has been in force within the last 12 months and identify below if any of this coverage will be replaced. Replacement forms may be required.


                    IN FORCE
                                                                                        Year                           Will it be
                          Full Company Name                             Amount         Issued           Type            Replaced?
                    -----------------------------                    ------------   ------------   -----------------  -------------
                                                                                                   [ ] Individual or
                                                                                                       Group              [ ] Yes
                                                                                                   [ ] Personal or        [ ] No
                                                                                                       Business
                                                                                                   [ ] Individual or
                                                                                                       Group              [ ] Yes
                                                                                                   [ ] Personal or        [ ] No
                                                                                                       Business
                                                                                                   [ ] Individual or
                                                                                                       Group              [ ] Yes
                                                                                                   [ ] Personal or        [ ] No
                                                                                                       Business

                                                             F59538-5 Rev 2-2014

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
M. INSURED                  Driver's license number                     State of issue       Expiration date
   UNDERWRITING
   INFORMATION              Birthplace (state or, if outside the US, country)

                            Occupation                                  Income

                            1. Is the insured a US citizen?                                                          [ ] Yes  [ ] No
                               If no, citizen of ______________________________
                               Indicate visa type _____________________________

                            2. Does the insured plan to travel or reside outside the US in the next two years?       [ ] Yes  [ ] No
                               If yes, complete a Foreign Travel Questionnaire.

                            3. Has the insured within the last five years, or does the proposed insured plan,        [ ] Yes  [ ] No
                               within the next two years, to engage in piloting a plane? If yes, complete the
                               Military and Aviation Statement.

                            4. Has the insured within the last five years, or does the proposed insured plan,        [ ] Yes  [ ] No
                               within the next two years, to engage in skin diving (snorkel, scuba, or other), sky diving, mountain/rock climbing, horse racing, rodeo, polo, bull fighting, bungee jumping, BASE jumping, canyoneering, boxing, professional wrestling, extreme skiing or racing (motor vehicle or boat)?  If yes, complete the Sports and Avocation Statement.

                            5. Is the insured in the Armed Forces, National Guard, or Reserves?                      [ ] Yes  [ ] No
                               If yes, complete the Military and Aviation Statement.

                            6. Has the insured applied for insurance within the last six months?                     [ ] Yes  [ ] No
                               If yes, provide details below.
                               _____________________________________________________________________________________
                               _____________________________________________________________________________________

                            7. Has the insured applied for life insurance in the past five years that was declined   [ ] Yes  [ ] No
                               or rated? If yes, provide details below.
                               _____________________________________________________________________________________
                               _____________________________________________________________________________________

                            8. Has the insured, within the past five years, been convicted of a driving while        [ ] Yes  [ ] No
                               intoxicated violation, had a driver's license restricted or revoked, or been convicted of a moving violation? If yes, provide dates and details below.
                               _____________________________________________________________________________________
                               _____________________________________________________________________________________

                            9. Except for traffic violations, has the insured ever been convicted of a               [ ] Yes  [ ] No
                               misdemeanoror felony? If yes, provide dates and details below.
                               _____________________________________________________________________________________
                               _____________________________________________________________________________________

N. SUITABILITY              1. Is this policy in accordance with the proposed owner's insurance objectives and       [ ] Yes  [ ] No
                               anticipated financial needs?

                            2. Has the representative discussed with the proposed owner: the need for the policy,    [ ] Yes  [ ] No
                               the ability to continue to pay premiums and whether the policy is suitable for the proposed owner?

O. ADDITIONAL
   REMARKS

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                                                             F59538-6 Rev 2-2014